EXHIBIT 99.3
                                 ------------

           Computational Materials prepared by Goldman, Sachs & Co.
             in connection with GSAA Home Equity Trust 2005-MTR1,
                  Asset-Backed Certificates, Series 2005-MTR1

21.69% of the pool is conforming balance.

----------------------------------------------------------------------

Original LTV                      Percent               Total

----------------------------------------------------------------------
0.001 - 50.000                       1.885              8,294,672.77
----------------------------------------------------------------------
50.001 - 60.000                      4.431             19,494,229.08
----------------------------------------------------------------------
60.001 - 70.000                     20.465             90,045,581.44
----------------------------------------------------------------------
70.001 - 75.000                     14.254             62,717,691.45
----------------------------------------------------------------------
75.001 - 80.000                     58.905            259,176,211.94
----------------------------------------------------------------------
85.001 - 90.000                      0.031                136,800.00
----------------------------------------------------------------------
90.001 - 95.000                      0.029                128,131.22
----------------------------------------------------------------------
Total:                                 100            439,993,317.90
----------------------------------------------------------------------


Disclaimer:

This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data and information. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.